                                                                  Exhibit 99.423


                                    [DRAFT]


                                A PROPOSAL FOR A
                     REAL-TIME COMPETITIVE RESPONSE SYSTEM

                                      FOR
                              EDISON INTERNATIONAL

                          [GRAPHIC STATE OF CALIFORNIA]

                                 PRESENTED BY:
                         POLICY ASSESSMENT CORPORATION
                             14604 WEST 62ND PLACE
                             ARVADA, COLORADO 80004
                            TELEPHONE: 303-467-3566

                             WITH ASSISTANCE FROM:
                            PEROT SYSTEMS CONSULTING
                         AND SYSTEMATIC SOLUTIONS, INC.

                                  MAY 14, 1997

                                    [DRAFT]


                               TABLE OF CONTENTS



SECTION 1: THE PROPOSAL

      INTRODUCTION                                           1
      THE PROJECT                                            3
      PROJECT TASKS AND DELIVERABLES                         6
      PROJECT TEAM                                          10
      PROJECT COST ESTIMATES                                11

SECTION 2:  SYSTEMATIC SOLUTIONS, INC. AND
            POLICY ASSESSMENT CORPORATION INFORMATION

SECTION 3:  PEROT SYSTEM CONSULTANTS INFORMATION

SECTION 4:  KEY STAFF RESUMES

SECTION 5:  CIGMOD DESCRIPTION

SECTION 6:  HYPERSENS INFORMATION




[GRAPHIC OF HOOVER DAM]    [GRAPHIC OF POWER LINES]    [GRAPHIC OF CITY SKYLINE]